Exhibit 3.7

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:24 AM 09/05/2007
FILED 08:24 AM 09/05/2007
SRV 070983936 – 2105899 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

merging

STATE M CORPORATION

with and into

KOMAG, INCORPORATED

Pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”), State M Corporation, a Delaware corporation (the “Corporation”), HEREBY CERTIFIES AS FOLLOWS:

FIRST:         The Corporation is a corporation organized and existing under the DGCL.

SECOND:    The Corporation owns at least ninety percent (90%) of the outstanding shares of common stock, par value $0.01 per share (“Shares”), of Komag, Incorporated, a Delaware corporation (“Subsidiary”).

THIRD:        The Corporation, by unanimous written consent of the members of its Board of Directors thereof dated September 4, 2007, filed with the minutes of the Board of Directors, pursuant to Section 141(f) of the DGCL, adopted the following resolutions:

WHEREAS, the Corporation is a party to that certain Agreement and Plan of Merger, dated as of June 28, 2007, by and among Western Digital Corporation, a Delaware corporation (“Parent”), the Corporation, and Komag, Incorporated (“Subsidiary”), which has been approved, adopted, executed and acknowledged by each of the foregoing parties (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, the Corporation has acquired and is the legal and beneficial owner of at least ninety percent (90%) of the outstanding shares of common stock, par value $0.01 per share, of Subsidiary (the “Shares”); and

WHEREAS, the Board has determined that it is advisable and in the best interest of the Corporation and its stockholder to merge itself with and into Subsidiary pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”), and to have the Corporation’s separate existence cease and terminate and to have Subsidiary assume all of the obligations of the Corporation (the “Merger”).

NOW THEREFORE, BE IT RESOLVED:  That the Merger is authorized and approved in all respects, and the officers of the Corporation be, and each of them hereby is, authorized, for and on behalf of the Corporation, to do or to cause to be done any and all such acts and things as they, or any of them, may deem necessary or advisable to make effective or to implement the Merger, including executing, certifying, delivering filing and recording any and all certificates, documents and instruments required to be executed, certified, delivered, filed or recorded in order to consummate the Merger including, but not limited to, the execution and filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware and compliance with all requisite notice provisions pursuant to Section 262 of the DGCL;

RESOLVED:  That the Merger shall become effective at the time (the “Effective Time”) of the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL;

RESOLVED:  That, at the Effective Time, the Corporation shall be merged with and into Subsidiary, the separate existence of the Corporation shall cease and Subsidiary shall continue as the surviving corporation of the Merger (the “Surviving Corporation”), and the Surviving Corporation, without further action, shall possess all the properties, rights, privileges, powers and franchises, public and private, of both Subsidiary and the Corporation, and shall be subject to all debts, liabilities, obligations, restrictions, disabilities and duties of both Subsidiary and the Corporation;

RESOLVED:  That, at the Effective Time, the name of the Surviving Corporation shall be amended to be “WD Media, Inc.”

RESOLVED:  That, at the Effective Time, the Amended and Restated Certificate of Incorporation of the Surviving Corporation shall be amended to read in the form of Exhibit A hereto (the “Surviving Corporation Certificate”) and, as so amended, the Surviving Corporation Certificate shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law;

RESOLVED:  That the Bylaws of the Corporation in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law;

RESOLVED:  That the directors of the Corporation immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation to hold office in accordance with the Surviving Corporation Certificate and Bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal;

RESOLVED:  That the officers of the Corporation immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation to hold office in accordance with the Surviving Corporation Certificate and Bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal;

RESOLVED:  That, at the Effective Time, each share of common stock of Subsidiary, par value $0.01 per share (“Shares”), issued and outstanding immediately prior to the Effective Time (other than any Shares held in the treasury of Subsidiary, or owned, directly or indirectly, by the Corporation or

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Parent, and any Shares which are held by stockholders who shall have not voted in favor of the Merger Agreement or consented thereto in writing and who have demanded properly in writing appraisal for such Shares in accordance with Section 262 of the DGCL) shall be canceled and converted automatically into the right to receive $32.25 per Share in cash payable, without interest, to the holder of such Share, upon proper surrender of the certificate formally evidencing such Share;

RESOLVED:  That, at the Effective Time, each Share held in the treasury of Subsidiary and each Share owned, directly or indirectly, by the Corporation or Parent or immediately prior to the Effective Time shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto;

RESOLVED:  That, at the Effective Time, each share of common stock, par value $0.01 per share, of the Corporation issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation; and

RESOLVED:  That the proper officers of the Corporation be, and each of them acting alone hereby is, authorized to take all actions and to prepare, execute, deliver and file all agreements, instruments, documents and certificates in the name and on behalf of the Corporation and to pay all such fees and expenses as they, or any one of them, may deem necessary, proper or advisable in order to effect the Merger, and that any actions of any officer of the Corporation authorized by the foregoing resolutions or that would have been authorized by the foregoing resolutions except that such actions were taken prior to the adoption of these resolutions be, and they hereby are, ratified, approved and confirmed as actions of the Corporation.

FOURTH:      That the holder of all the outstanding capital stock of the Corporation entitled to vote thereon, acting by written consent and without prior notice in accordance with Section 228 of the DGCL, has approved the Merger.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by the undersigned, a duly authorized officer thereof, as of the   5th day of September, 2007.

STATE M CORPORATION

By:

Raymond M. Bukaty
Secretary

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WD MEDIA, INC.

ARTICLE I

The name of the Corporation is WD Media, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”) as the same exists or may hereafter be amended.

ARTICLE IV

The total number of shares of stock that the Corporation shall have authority to issue is one hundred (100), consisting of one hundred (100) shares of Common Stock, par value $0.01 per share.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VIII

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:18 AM 12/12/2008
FILED 07:06 AM 12/12/2008
SRV 081188197 – 2105899 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

WD MEDIA, INC.

It is hereby certified that:

1.  The name of the corporation (hereinafter called the “corporation”) is:

WD MEDIA, INC.

2.  The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.  The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.  The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on December 3, 2008

/s/ Keith U. Landenberger
Name:	Keith U. Landenberger
Title:	Senior Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:28 AM 12/30/2011
FILED 09:28 AM 12/30/2011
SRV 111354423 – 2105899 FILE

CERTIFICATE OF CONVERSION

OF

WD MEDIA, INC.

(Pursuant to Section 18-214 of Limited Liability Company Act of the State of Delaware)

THIS CERTIFICATE OF CONVERSION relates to the conversion of WD Media, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), to a Delaware limited liability company pursuant to Section 18-214 of the Limited Liability Company Act of the State of Delaware. The Company does hereby certify as follows:

FIRST:         That the name of the Company is “WD Media, Inc.”

SECOND:    The Company was initially incorporated in the State of Delaware on October 29, 1986.

THIRD:        The name of the limited liability company shall be “WD Media, LLC.”

FOURTH:    The conversion of the Company to a Delaware limited liability company has been approved pursuant to Section 18-214 of the Limited Liability Company Act of the State of Delaware.

***

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on behalf of the Company and does hereby verify and affirm, under penalty of perjury, that this Certificate of Conversion is the act and deed of the Company and the facts stated herein are true as of this 30th day of December, 2011.

WD Media, Inc.
By:
Name:	Michael C. Ray
Title:	Secretary

State of Delaware Secretary of State
Division of Corporations
Delivered 09:28 AM 12/30/2011
FILED 09:28 AM 12/30/2011
SRV 111354423 – 2105899 FILE

CERTIFICATE OF FORMATION

OF

WD MEDIA, LLC

THIS CERTIFICATE OF FORMATION of WD Media, LLC, dated as of December 30, 2011, has been duly executed and filed by the undersigned, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST:       The name of the limited liability company formed hereby is WD Media, LLC (the “Company”).

SECOND:  The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, County of Newcastle, Wilmington, Delaware 19808.

THIRD:      The name and address of the Company’s registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, County of Newcastle, Wilmington, Delaware 19808.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first set forth above.

By:
Name:	Michael C. Ray
Title:	Authorized person